As filed with the Securities and Exchange Commission on May 12, 2014

Registration No. 333-195190

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 2
to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PATENT PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	6794	30-0342273
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Two High Ridge Park

Stamford, CT 06905

Phone: (203) 461-7200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jonathan Ellenthal

Vice Chairman, Chief Executive Officer

Two High Ridge Park

Stamford, CT 06905

Phone: (203) 461-7200

Jonathan Siegel

Chief Administrative Officer, General Counsel, Secretary

Two High Ridge Park

Stamford, CT 06905

Phone: (203) 461-7200

(Name, address, including zip code, and telephone number, including area code of agent for service)

Copies to:

Mitchell S. Nussbaum, Esq.

Loeb & Loeb LLP

345 Park Avenue

New York, NY 10154

(212) 407-4000

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

EXPLANATORY NOTE

This Amendment No. 2 to the registration statement on Form S-3 is being filed for the sole purpose of revising certain undertakings contained in Item 17 of the registration statement. No other changes have been made to the registration statement. Accordingly, this amendment consists of only the facing page, this explanatory note and Part II of the registration statement.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Expenses estimated to be incurred by Patent Properties, Inc. for the issuance and distribution of this prospectus are as follows:

SEC registration fee	$2,735.28
Printing and reproduction costs	$10,000
Legal and accounting fees and expenses	$35,000
Total	$47,735.28

Item 15. Indemnification of Directors and Officers.

Delaware General Corporation Law

Subsection (a) of Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 of the DGCL further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Certificate of Incorporation

Under our Certificate of Incorporation, every director, officer or employee of the Registrant shall be indemnified by the Registrant against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him in connection with any proceeding to which he may be made a party, or in which he may become involved, by reason of his being or having been a director, officer or employee of the Registrant, or any settlement thereof, whether or not he is a director, officer or employee at the time such expenses are incurred or liability incurred, except in such cases where the director, officer or employee is adjudged guilty of willful misfeasance or malfeasance in the performance of his duties; provided that in the event of a settlement the indemnification shall apply only when the board of directors approves such settlement and reimbursement as being for the best interests of the Registrant. In addition, no person shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this does not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Registrant will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

II-1

By-laws

Pursuant to the By-laws of the Registrant, any person who was or is made a party, or is threatened to be made a party to, or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant, as a director, officer or employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Registrant to the fullest extent authorized by the DGCL as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Registrant to provide broader indemnification rights than said law permitted the Registrant to provide prior to such amendment) and in the manner provided in the Certificate of Incorporation of the Registrant and as otherwise permitted by the DGCL.

Indemnification Agreements

As permitted under Delaware law, the Registrant has agreements whereby its officers and directors are indemnified for certain events or occurrences while the officer or director is, or was serving, at the Registrant’s request in such capacity. The term of the indemnification period is for the officer’s or director’s term in such capacity and thereafter for so long as the officer or director is subject to any proceeding.

Item 16. Exhibits.

(a) The following exhibits are filed as a part of, or incorporated by reference into, this Registration Statement:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated July 11, 2013, by and among GlobalOptions Group, Inc., GO Merger Sub, LLC, Walker Digital, LLC and Walker Digital Holdings, LLC. (14)

2.2	Amendment to Agreement and Plan of Merger dated as of September 18, 2013, by and among GlobalOptions Group, Inc., GO Merger Sub LLC, Walker Digital, LLC and Walker Digital Holdings, LLC (19)

2.3	Certificate of Merger of Walker Digital Holdings, LLC (19)

3.1	Certificate of Incorporation of Patent Properties, Inc. (19)

3.2	Certificate of Amendment to Certificate of Incorporation. (19)

3.3	Certificate of Elimination of the Series D Convertible Preferred Stock. (14)

3.4	Certificate of Elimination of the Series A Junior Participating Preferred Stock. (18)

3.5	Certificate of Designations of Series B Convertible Preferred Stock. (19)

3.6	Bylaws. (19)

3.7	Amendment to Bylaws. (19)

3.8	Amendments to Bylaws. (19)

3.9	Amendments to Bylaws. (19)

3.10	Amendment to Certificate of Incorporation dated November 19, 2013. *

4.1	Rights Agreement, dated as of September 7, 2010, between GlobalOptions Group, Inc. and Continental Transfer & Trust Company. (10)

4.2	Amendment No. 1 to Rights Agreement, dated as of March 26, 2012 between GlobalOptions Group, Inc. and Continental Transfer & Trust Company. (13)

4.3	Amendment No. 2 to Rights Agreement, dated as of March 26, 2012 between GlobalOptions Group, Inc. and Continental Transfer & Trust Company. (17)

4.4	Amendment No. 3 to Rights Agreement, dated as of March 26, 2012 between GlobalOptions Group, Inc. and Continental Transfer & Trust Company. (18)

II-2

Exhibit No.	Description

4.5	Restricted Stock Agreement, dated July 11, 2013, by and between GlobalOptions Group, Inc. and Broadband Capital Management LLC. (14)

4.6	Lock-Up Agreement dated July 11, 2013, by and between GlobalOptions Group, Inc. and Broadband Capital Management LLC. (14)

4.7	Lock-Up Agreement dated July 11, 2013, by and between GlobalOptions Group, Inc. and Walker Digital LLC. (14)

4.8	Form of Warrant of GlobalOptions Group, Inc. (19)

4.9	Lock-Up Agreement dated September 18, 2013, by and between IP Navigation Group, LLC and GlobalOptions Group, Inc. (19)

4.10	Restricted Stock Agreement dated as of September 18, 2013, by and between IP Navigation Group, LLC, and GlobalOptions Group, Inc. (19)

4.11	Amendment to Lock-Up Agreement by and between GlobalOptions Group, Inc. and Walker Digital LLC, dated as of September 18, 2013. (20)

5.1	Opinion of Loeb & Loeb LLP. *

10.1	Subscription, Purchase and Investment Agreement dated as of February 10, 2014 between Walker Digital, LLC and the Investors named therein.(8)

10.2	Registration Rights Agreement, dated as of February 10, 2014, by and between Patent Properties, Inc. and the holders party thereto.(9)

23.1	Consent of Marcum LLP. *

23.2	Consent of Loeb & Loeb LLP (contained in Exhibit 5.1).

24.1	Power of Attorney.*

*	Previously filed.
(1)	Incorporated by reference to the exhibits included with our current report on Form 8-K filed with the Commission on July 15, 2013.
(2)	Incorporated by reference to the exhibits included with our current report on Form 8-K filed with the Commission on September 24, 2013.
(3)	Incorporated by reference to the exhibits included with our current report on Form 8-K filed with the Commission on September 23, 2013.
(4)	Incorporated by reference to the exhibits included with our registration statement on Form S-1/A filed with the Commission on February 12, 2014.
(5)	Incorporated by reference to the exhibits included with our current report on Form 8-K filed with the Commission on September 8, 2010.
(6)	Incorporated by reference to the exhibits included with our annual report on Form 10-K filed with the Commission on March 30, 2012.
(7)	Incorporated by reference to the exhibits included with our current report on Form 8-K filed with the Commission on September 9, 2013.

(8)	Incorporated herein by reference to Exhibit 99.7 to Amendment No. 1 to the Schedule 13D/A filed with the Commission on February 11, 2014.
(9)	Incorporated herein by reference to Exhibit 10.39 to Form S-1 (File No. 333-191783) filed with the Commission on February 12, 2014.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

II-3

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however , that: paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 (§239.13 of this chapter) or Form F-3 (§239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§230.424(b) of this chapter) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser,

II-4

If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

II-5

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly uathorized, in the City of Stamford, State of Connecticut, on May 12, 2014.

PATENT PROPERTIES, INC.

By:	/s/ Jonathan Ellenthal
Jonathan Ellenthal
Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Executive Chairman of the Board of Directors	May 12, 2014
Jay Walker

/s/ Jonathan Ellenthal	Vice Chairman of the Board of Directors, Chief Executive	May 12, 2014
Jonathan Ellenthal	Officer (Principal Executive Officer)

*	Director	May 12, 2014
Nathaniel J. Lipman

*	Director	May 12, 2014
Robert Kelly

*	Director	May 12, 2014
Sharon Barner

*	Director	May 12, 2014
Harvey W. Schiller, Ph.D.

/s/ Karen Romaine	Chief Financial Officer (Principal Financial Officer	May 12, 2014
Karen Romaine	and Accounting Officer)

* By:	/s/ Jonathan Ellenthal	May 12, 2014
Attorney-in-fact

II-6